UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

200 Clarendon Street, 51st Floor, Boston, MA (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2017, the registrant issued the press release furnished as Exhibit 99.1 to this report and published the presentation furnished as Exhibit 99.2 to this report with respect to its results of operations for the quarter ended March 31, 2017.

Item 8.01 Other Events.

The registrant finalized the calculations under its modified “Dutch auction” self-tender offer that expired at 5:00 p.m., New York City time, on May 5, 2017.

The registrant expects to repurchase 869,565 shares of its common stock, representing 6.94 percent of its outstanding shares, for payment on or about May 12, 2017 at a price of $11.50 per share on a pro rata basis, except for tenders of odd lots, which were accepted in full, for a total cost of approximately $10 million, excluding fees and expenses relating to the self-tender offer.

The proration factor for the tender offer, after giving effect to the priority of odd lots, is approximately 9.7 percent. The purchase price of properly tendered shares represents 85% of net asset value per share based on the December 31, 2016 NAV per share. A total of 7,518,408 shares, including 144,326 shares through notice of guaranteed delivery, were properly tendered at the final purchase price of $11.50 per share and not withdrawn by expiration date. Therefore, on a pro-rated basis, approximately 11.4 percent of the shares tendered by each tendering stockholder have been accepted for payment. The Company will fund the repurchase of common stock using a portion of its cash and cash equivalents on hand.

Janney Montgomery Scott LLC (the “Dealer Manager”) served as dealer manager for the tender offer. MacKenzie Partners, Inc. (the “Information Agent”) served as information agent for the tender offer and American Stock Transfer & Trust Company, LLC (the “Depositary”) is serving as depositary for the tender offer. For more information about the tender offer, please contact MacKenzie Partners, Inc. at +1 (800) 322-2885 (toll-free).

Item 9.01 Financial Statements and Exhibits.

The exhibit index following the signature page to this report is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “target,” “opportunity,” “sustained,” “positioning,” “designed,” “create,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the success of the tender offer, the satisfaction of the conditions to the tender offer, conditions in the credit markets, the price of the registrant’s common stock, performance of the registrant’s portfolio and investment manager. Additional information concerning these and other factors can be found in the registrant’s Form 10-K and other reports filed with the SEC. The registrant assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this this report or the exhibits hereto or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of May 12, 2017.

GREAT ELM CAPITAL CORP.

/s/ Michael J. Sell

By:  Michael J. Sell

Title:  Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated May 12, 2017
99.2	Presentation dated May 12, 2017